May 24, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Agronix, Inc.’s statements included under Item 4 of its Form 8-K/A for May 24, 2006, and we agree with such statements concerning our Firm.

Very truly yours,

/s/ Dale Matheson Carr-Hilton LaBonte. Chartered Accountants

Dale Matheson Carr-Hilton LaBonte.
Chartered Accountants